UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                             ---------------------

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): DECEMBER 14, 2004


                             WYNN RESORTS, LIMITED
             (Exact Name of Registrant as Specified in its Charter)


         NEVADA                         000-50028              46-0484987
(State or Other Jurisdiction of   (Commission File Number)  (I.E. Employer
       Incorporation)                                       Identification No.)


     3131 LAS VEGAS BOULEVARD SOUTH
           LAS VEGAS, NEVADA                                       89109
 (Address of Principal Executive Offices)                        (Zip Code)


                                 (702) 770-7555
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 14, 2004, Wynn Resorts, Limited (the "REGISTRANT"), completed a refinancing of the existing indebtedness of its indirect subsidiary, Wynn Las Vegas, LLC ("WLV"). The Registrant's press release, dated December 14, 2004, relating to the refinancing is filed herewith as Exhibit 99.1 and incorporated herein by reference. The refinancing included the transactions described below:

First Mortgage Notes

On December 14, 2004, WLV and its subsidiary, Wynn Las Vegas Capital Corp. (together with WLV, the "ISSUERS"), issued $1.3 billion aggregate principal amount of 6-5/8% First Mortgage Notes due 2014 (the "FIRST MORTGAGE NOTES"), pursuant to an indenture (the "INDENTURE") with U.S. Bank National Association, as Trustee (the "NOTES TRUSTEE").

The First Mortgage Notes will mature on December 1, 2014 and bear interest at the rate of 6-5/8% per annum. The Issuers may redeem up to 35% of the aggregate principal amount of the notes at any time prior to December 1, 2007 at a redemption price of 106.625% with the proceeds of one or more qualified equity offerings of the Registrant that are contributed to WLV. Commencing December 1, 2009, the First Mortgage Notes are redeemable at the Issuers' option in whole or in part at a premium starting at 103.313% and declining ratably to par. The First Mortgage Notes will not be redeemable at the option of the holder, except upon the occurrence of a change of control, or in the case of certain sales of assets or events of loss as set forth in the Indenture. Mandatory prepayments from asset sales and insurance and condemnation proceeds will be applied to repay the term loan facility under the new credit facilities described below, the First Mortgage Notes (to the extent accepted by the noteholders) and other pari passu indebtedness of the Issuers, and in certain events, to repay the revolving credit facility and reduce the revolving credit commitments under the new credit facilities.

The Indenture contains covenants limiting the ability of the Issuers to incur additional debt, make distributions, investments and restricted payments, create liens, enter into transactions with affiliates, sell assets, enter into sale-leaseback transactions, permit restrictions on dividends and other payments by subsidiaries, or engage in mergers, consolidations, sales of substantially all assets, sales of subsidiary stock and other specified types of transactions. The Indenture also contains covenants requiring the Issuers to offer to repurchase a portion of the First Mortgage Notes from asset sale and insurance or condemnation proceeds, subject to a reinvestment period, in each case with specified exceptions.

The First Mortgage Notes are obligations of the Issuers, guaranteed by each of the subsidiaries of WLV, other than Wynn Completion Guarantor, LLC. Subject to the intercreditor agreement described below, and certain exceptions, the First Mortgage Notes, and the guarantees thereof, are secured by: (1) a first priority security interest in a liquidity reserve account, which may be used to pay costs for the completion of the construction and opening of the Wynn Las Vegas hotel and casino resort and, after the completion of Wynn Las Vegas, to meet WLV's debt service needs in connection with the operation of Wynn Las Vegas; (2) all amounts on deposit from time to time in a completion guarantee deposit account held by WLV's subsidiary, Wynn Completion Guarantor, LLC; (3) a first priority pledge of all of the member's interests owned by WLV in its subsidiaries (other than Wynn Completion Guarantor, LLC) and of Wynn Resorts Holdings, LLC's 100% member's interest in WLV; (4) first mortgages on all real property constituting Wynn Las Vegas, its golf course and its recently announced proposed expansion, Encore at Wynn Las Vegas; and (5) a first priority security interest in substantially all other existing and future assets of WLV and the guarantors, excluding, among other things, an aircraft beneficially owned by World Travel, LLC. The First Mortgage Notes are also secured by certain of the net proceeds from the sale of the First Mortgage Notes.

The obligations of the Issuers and the guarantors under the First Mortgage Notes rank pari passu in right of payment with their existing and future senior secured indebtedness, including indebtedness with respect to the credit facilities described below, and rank senior in right of payment to all of their existing and future subordinated indebtedness.

Events of default under the Indenture include, among others, the following: default for 30 days in the payment of interest on the First Mortgage Notes; default in the payment of principal on the First Mortgage Notes when due; failure to comply with certain covenants in the Indenture, in some cases without notice from the trustee or the holders of notes; in certain circumstances, default under any other mortgage or debt instrument for money borrowed by WLV or one of its restricted subsidiaries; default under the Disbursement Agreement described below or the new credit facilities; inaccuracies with respect to certain representations and warranties made in connection with the Indenture or the collateral documents related thereto; the failure to achieve certain goals with respect to the completion of Wynn Las Vegas; the failure to pay certain judgments; and certain events of bankruptcy. Under certain circumstances, the trustee may initiate a foreclosure against all or a portion of the collateral if an event of default has occurred and is continuing.

The Indenture is filed herewith as Exhibit 10.1 and incorporated herein by reference.

New Credit Facilities

On December 14, 2004, WLV entered into a credit agreement (the "CREDIT AGREEMENT") and related ancillary agreements with Deutsche Bank Securities Inc., Deutsche Bank Trust Company Americas (referred to herein as Deutsche
Bank), Banc of America Securities LLC, Bank of America, N.A., Bear Stearns Corporate Lending Inc., Bear, Stearns & Co. Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Societe Generale and SG Americas Securities, LLC, for secured revolving credit and term loan facilities in the aggregate amount of $1.0 billion. The credit facilities consist of a revolving credit facility in the amount of $600 million and a term loan facility in the amount of $400 million.

The revolving credit facility will terminate and be payable in full on the fifth anniversary of the closing date, and the term loan facility will mature on the seventh anniversary of the closing date. WLV is required to draw half of the term loans by February 14, 2005 and the remaining half of the term loans by March 14, 2005.

The amount available under the new credit facilities will be reduced by $550.0 million if the budget, schedule and plans and specifications for Encore at Wynn Las Vegas (the "ENCORE BUDGET, SCHEDULE, PLANS AND SPECIFICATIONS"), the planned expansion of the Wynn Las Vegas resort and casino, have not been approved by a majority of the arrangers or a majority of the lenders under the Credit Agreement by June 30, 2005. This may result in a reduction of availability under the revolving credit facility, prepayment of loans under the term loan facility or any combination of the two.

For purposes of calculating interest, loans under the new credit facilities will be designated, at the election of WLV, as Eurodollar Loans or, in certain circumstances, Base Rate Loans. Eurodollar Loans are expected to bear interest at the interbank eurocurrency rate, adjusted for reserves, plus a borrowing margin as described below. Interest on Eurodollar Loans shall be payable at the end of the applicable interest period in the case of interest periods of one, two or three months, and every three months in the case of interest periods of six months. Base Rate Loans are expected to bear interest at (a) the greater of
(i) the rate most recently announced by Deutsche Bank as its "prime rate," or
(ii) the Federal Funds Rate plus 1/2 of 1% per annum; plus (b) a borrowing margin as described below. Interest on Base Rate Loans will be payable quarterly in arrears.

After the opening of Wynn Las Vegas or, if Encore at Wynn Las Vegas qualifies for financing under the Disbursement Agreement, after the opening of Encore at Wynn Las Vegas, the applicable borrowing margins for revolving loans will be based on WLV's leverage ratio, ranging from 1.25% to 2.5% per annum for Eurodollar Loans and 0.25% to 1.5% per annum for Base Rate Loans. After the opening of Wynn Las Vegas or, if Encore at Wynn Las Vegas qualifies for financing under the Disbursement Agreement, after the opening of Encore at Wynn Las Vegas, WLV will pay, quarterly in arrears, 0.75% per annum on the daily average of unborrowed availability under the revolving credit facility. After the opening of Wynn Las Vegas or, if Encore at Wynn Las Vegas qualifies for financing under the Disbursement Agreement, after the opening of Encore at Wynn Las Vegas, the annual fee WLV will be required to pay for unborrowed availability under the revolving credit facility will be based on WLV's leverage ratio, ranging from 0.25% to 0.50% per annum. For unborrowed amounts under the term loan facility, WLV expects to pay, quarterly in arrears, 1.00% per annum on the daily average of the unborrowed amounts under the term loan facility. Letters of credit issued pursuant to the new credit facilities are expected to accrue fees at the borrowing margins payable on Eurodollar Loans as described above, plus a customary fronting fee. In addition, certain fees will be payable on the closing date to certain lenders and other parties to the Credit Agreement.

The new credit facilities are obligations of WLV, guaranteed by each of the subsidiaries of WLV, other than Wynn Completion Guarantor, LLC. Subject to the intercreditor agreement described below, and certain exceptions, the obligations of WLV and each of the guarantors under the new credit facilities are secured by: (1) a first priority security interest in a liquidity reserve account, which may be used to pay costs for the completion of the construction and opening of the Wynn Las Vegas hotel and casino resort and, after the completion of Wynn Las Vegas, to meet WLV's debt service needs in connection with the operation of Wynn Las Vegas; (2) all amounts on deposit from time to time in a completion guarantee deposit account held by Wynn Completion Guarantor, LLC; (3) all amounts on deposit from time to time in a secured account holding the proceeds of the new credit facilities; (4) a first priority pledge of all member's interests owned by WLV in its subsidiaries (other than Wynn Completion Guarantor, LLC) and Wynn Resorts Holdings, LLC's 100% member's interest in WLV; (5) first mortgages on all real property constituting Wynn Las Vegas, its golf course and its recently announced proposed expansion, Encore at Wynn Las Vegas; and (6) a first priority security interest in substantially all other existing and future assets of WLV and the guarantors, excluding an aircraft owned by World Travel, LLC; provided, that the aircraft may be pledged to secure the new credit facilities under certain circumstances.

The obligations of WLV and the guarantors under the credit facilities rank pari passu in right of payment with their existing and future senior indebtedness, including indebtedness with respect to the First Mortgage Notes and ranks senior in right of payment to all of their existing and future subordinated indebtedness.

In addition to scheduled amortization payments, WLV will be required to make mandatory prepayments of indebtedness under the new credit facilities from the net proceeds of all debt offerings (other than those constituting certain permitted debt) and, subject to a reinvestment period, asset sale and insurance or condemnation proceeds, in each case with specified exceptions. After the opening of Wynn Las Vegas or, if Encore at Wynn Las Vegas qualifies for financing under the Disbursement Agreement, after the opening of Encore at Wynn Las Vegas, WLV will also be required to make mandatory repayments of indebtedness under the new credit facilities from specified percentages of excess cash flow, which percentages may decrease and/or be eliminated based on WLV's leverage ratio. Mandatory prepayments from asset sales and insurance and condemnation proceeds will be applied to repay the term loan facility, the First Mortgage Notes (to the extent accepted by the noteholders), and in certain events, to repay the revolving credit facility and reduce the revolving credit commitments. Other than with respect to a 1% premium that WLV will be required to pay with respect to certain repayments of WLV's term loans occurring prior to December 14, 2005, WLV will have the option to prepay all or any portion of the indebtedness under the new credit facilities at any time without premium or penalty.

The Credit Agreement contains customary negative covenants and financial covenants, including negative covenants that will restrict WLV's ability to: incur additional indebtedness, including guarantees; create, incur, assume or permit to exist liens on property and assets; declare or pay dividends and make distributions or restrict the ability of WLV's subsidiaries to pay dividends and make distributions; engage in mergers, investments and acquisitions; enter into transactions with affiliates; enter into sale-leaseback transactions; execute modifications to material contracts; engage in sales of assets; make capital expenditures; and make optional prepayments of certain indebtedness. The financial covenants include (i) maintaining a ratio of earnings before interest, taxes, depreciation and amortization to total interest expense, and
(ii) total debt to earnings before interest, taxes, depreciation and amortization.

The Credit Agreement contains certain events of default, including the failure to make payments when due, defaults under other material agreements or instruments of indebtedness of specific amounts, noncompliance with covenants, material breaches of representations and warranties, ERISA matters, impairment of security interests in collateral, change of control and specified events under the Disbursement Agreement (including the failure or inability to complete Wynn Las Vegas or, if applicable, Encore at Wynn Las Vegas, by the specified completion dates), failure to pay certain judgments and certain events of bankruptcy, subject in some cases to applicable notice provisions and grace periods. The consequences of an event of default may include termination of the commitments under the new credit facilities, acceleration of all amounts due under the new credit facilities, and various other remedies that could include, among other things, foreclosure on substantially all of WLV's assets.

The Credit Agreement is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Disbursement Agreement

On December 14, 2004, in connection with the refinancing transactions described herein, WLV entered into a disbursement agreement (the "DISBURSEMENT AGREEMENT") with Deutsche Bank Trust Company Americas, as the administrative agent, Deutsche Bank Trust Company Americas, as the disbursement agent, and U.S. Bank National Association, as the Notes Trustee.

The Disbursement Agreement sets forth WLV's material obligations to complete the Wynn Las Vegas hotel and casino resort and, if applicable, develop, construct and complete Encore at Wynn Las Vegas (collectively, the "PROJECTS") and establishes mechanics for approval of a line item budget and a schedule for the completion of construction of Wynn Las Vegas and, if and when applicable, the construction of Encore at Wynn Las Vegas. The Disbursement Agreement also establishes the conditions to, and the relative sequencing of, the making of advances and disbursements under the new credit facilities and from the proceeds of the First Mortgage Notes, and establishes the obligations of the lenders and the administrative agent under the new credit facilities to advance and disburse, respectively, funds under the new credit facilities and the obligation of the Notes Trustee to release funds from the First Mortgage Notes proceeds account upon satisfaction of such conditions. The Disbursement Agreement also sets forth the mechanics for approving change orders and amendments to the construction budgets and the construction schedules for the Projects. The Disbursement Agreement includes certain representations, warranties, covenants and events of default that relate to construction of the Projects.

Under the Disbursement Agreement, WLV is permitted to use the proceeds of the First Mortgage Notes and borrowings under the new credit facilities to pay for costs related to the development, construction, outfitting and opening of the Projects (including financing costs and interest during construction) and, subject to certain limitations, corporate overhead and related costs (collectively, "PROJECT COSTS"). Except as provided in the following paragraph, the proceeds of the new credit facilities and the First Mortgage Notes will not be available to pay Project Costs related to Encore at Wynn Las Vegas until a majority of the arrangers (by number) or a majority of the lenders under the new credit facilities (in consultation with the construction consultant) have approved, among other things, the Encore Budget, Schedule, Plans and Specifications and certain construction-related agreements (including certain material construction and design contracts), and WLV shall have satisfied certain other conditions precedent relating to Encore at Wynn Las Vegas.

Prior to the approval of the Encore Budget, Schedule, Plans and Specifications, as set forth above, the Disbursement Agreement will permit disbursements of up to $100.0 million in the aggregate from the borrowings under the new credit facilities and the proceeds of the First Mortgage Notes to pay for Project Costs related to Encore at Wynn Las Vegas pursuant to abbreviated disbursement procedures set forth in the Disbursement Agreement. No more than $100.0 million from the proceeds of the new credit facilities and the First Mortgage Notes will be disbursed for application toward Project Costs related to Encore at Wynn Las Vegas prior to the opening of Wynn Las Vegas. Thereafter, if the Encore Budget, Schedule, Plans and Specifications have been approved, the entire amount of the borrowings under the new credit facilities (subject to exceptions for working capital and other purposes, including amounts necessary for final completion of Wynn Las Vegas) and the remaining proceeds of the First Mortgage Notes will be available for application toward Project Costs related to Encore at Wynn Las Vegas in accordance with the Disbursement Agreement.

The Disbursement Agreement sets forth the order in which funds from the various sources will be made available to WLV. WLV expects that a significant portion of the funds needed to pay Project Costs in respect of Encore at Wynn Las Vegas will come from WLV's operating cash flows after opening of Wynn Las Vegas. WLV's failure to achieve operating cash flows, or obtain other funds, sufficient to fund certain of the Project Costs for Encore at Wynn Las Vegas would prevent WLV from obtaining disbursements and may cause an event of default under the Disbursement Agreement and, as a result, under the Indenture and the Credit Agreement.

In order to implement the funding of disbursements, the Disbursement Agreement calls for the maintenance of certain accounts, each of which will, subject to certain exceptions, secure WLV's obligations under the new credit facilities and the First Mortgage Notes; provided that the secured account holding the proceeds of the First Mortgage Notes will secure only WLV's obligations under the First Mortgage Notes, and the secured account holding the proceeds of the new credit facilities will secure only WLV's obligations to the lenders under the new credit facilities. The accounts will include a company's funds account, a notes proceeds account, a bank proceeds account, a disbursement account, a cash management account, a completion guarantee deposit account and a liquidity reserve account.

The Disbursement Agreement obligates WLV to comply with various affirmative and negative covenants. Upon the occurrence and during the continuance of an event of default under the Disbursement Agreement, the lenders under the new credit facilities and the Notes Trustee will be entitled to suspend their respective obligations to make any further disbursements under the Disbursement Agreement. Provisions under the Disbursement Agreement can be amended or waived by the agent for the New Credit Facilities (acting under the Credit Agreement) without the consent of the Notes Trustee.

The Disbursement Agreement will terminate after final completion of Wynn Las Vegas or, if the Encore Budget, Schedule, Plans and Specifications have been approved and WLV has elected to construct it, after final completion of Encore at Wynn Las Vegas. The Disbursement Agreement will cease to apply to Wynn Las Vegas after final completion of Wynn Las Vegas. Upon termination of the Disbursement Agreement, all amounts remaining in any Disbursement Agreement accounts other than amounts on deposit in the liquidity reserve account will be released to WLV, and the covenants contained in the Disbursement Agreement will cease to apply. Amounts remaining on deposit in the liquidity reserve account at substantial completion will be available to WLV under certain circumstances to pay debt service. Upon satisfaction of certain financial tests, amounts remaining in the liquidity reserve account will be applied to repay the revolving loans under the New Credit Facilities (without reduction in revolving loan commitments thereunder).

The Disbursement Agreement is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Intercreditor Agreement

The Notes Trustee, the lenders under the Credit Agreement and the collateral agent with respect to the collateral securing the First Mortgage Notes and the new credit facilities have entered into an intercreditor agreement to govern the relationship between the noteholders and the lenders (the "INTERCREDITOR AGREEMENT"). The Intercreditor Agreement imposes restrictions on the enforcement of remedies with respect to the collateral securing the First Mortgage Notes and the guarantees under specified circumstances.

The Intercreditor Agreement is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Relationships with Lenders

The lenders and agents under the Credit Agreement and certain of their affiliates have performed investment banking, commercial lending and advisory services for the Registrant and its affiliates, from time to time, for which they have received customary fees and expenses. Certain of the lenders and their affiliates have also acted as the initial purchasers for the First Mortgage Notes. These parties may, from time to time, engage in transactions with, and perform services for, the Registrant and its affiliates in the ordinary course of their business.

On December 14, 2004, WLV repaid all amounts outstanding under WLV's Old Credit Agreement (as defined below), for which Deutsche Bank Securities Inc. acted as lead arranger and joint book running manager, Banc of America Securities LLC acted as lead arranger, joint book running manager and syndication agent, Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., acted as administrative agent and swing line lender, Bear, Stearns & Co. Inc. acted as arranger and joint book running manager, Bear Stearns Corporate Lending Inc., an affiliate of Bear, Stearns & Co. Inc., acted as joint documentation agent and JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities Inc., acted as joint documentation agent. Bank of America, N.A., an affiliate of Banc of America Securities LLC, was a lender under our old credit facilities. In addition, each of Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc. and J.P. Morgan Securities Inc. and/or affiliates of each of them was a lender under WLV's old credit facilities.

On December 14, 2004, WLV repaid all amounts outstanding under WLV's furniture, fixtures and equipment loan facility (the "FF&E FACILITY"), for which Deutsche Bank Securities Inc. acted as joint lead arranger, joint book running manager and lender, Banc of America Leasing & Capital, LLC, an affiliate of Banc of America Securities LLC, acted as joint lead arranger and joint book running manager and Bank of America, N.A. and Bank of America, N.A.--Nevada Branch, affiliates of Banc of America Securities LLC, Societe Generale, an affiliate of SG Americas Securities, LLC, and Bear, Stearns & Co. Inc. acted as lenders.

Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., acted as administrative agent under a $143.4 million credit facility incurred by one of the Registrant's affiliates. This credit facility was repaid in full on December 14, 2004.

Deutsche Bank AG, Hong Kong Branch, an affiliate of Deutsche Bank Securities Inc., and Societe Generale Asia Limited, an affiliate of SG Americas Securities, LLC, acted as global coordinating lead arrangers under a $397.0 million definitive credit agreement executed on September 14, 2004 by one of the Registrant's affiliates to partially finance the Wynn Macau project.

Deutsche Bank Securities Inc. acted as sole book-running manager in the recent offering of 7,500,000 shares of the Registrant's common stock. The offering, which was consummated on November 15, 2004, was made pursuant to an existing shelf registration statement previously filed with, and declared effective by, the SEC. Deutsche Bank Securities Inc. also exercised an option to purchase an additional 1,125,000 shares to cover over-allotments. The sale of the over-allotment shares was consummated on December 10, 2004.

ITEM 1.02.        TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the refinancing described under Item 1.01 of this Report, all obligations under the following agreements were satisfied and discharged:

Old Credit Facilities

On December 14, 2004, WLV repaid in full (approximately $458.6 million) the outstanding balance under its senior credit facility evidenced by the Credit Agreement, dated as of October 30, 2002 (the "OLD CREDIT AGREEMENT"), and as subsequently amended from time to time, among WLV, the Lenders (as defined therein), Deutsche Bank Securities, Inc., Deutsche Bank Trust Company Americas, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Bear Stearns Corporate Lending Inc., Dresdner Bank AG, New York and Grand Cayman Branches, and JPMorgan Chase Bank, and terminated all lending commitments thereunder. All collateral pledged to secure obligations under the Old Credit Agreement was released on December 14, 2004.

FF&E Facilities

On December 14, 2004, WLV repaid in full (approximately $71.3 million) the outstanding balance under its FF&E Facility evidenced by the Loan Agreement, dated as of October 30, 2002, and as subsequently amended from time to time, by and among WLV, Wells Fargo Bank, National Association (f/k/a Wells Fargo Bank Nevada, National Association) and the Persons listed on Schedule 1A thereto, and terminated all lending commitments thereunder. All collateral pledged in respect of the FF&E Facility was released on December 14, 2004.

Bora Bora Facility

On December 14, 2004, Bora Bora, LLC, a Nevada limited liability company and an affiliate of WLV, repaid in full (approximately $143.4 million) the outstanding balance under its loan (the "LAND LOAN") evidenced by the Credit Agreement, dated as of May 3, 2004, and as subsequently amended from time to time, by and among Bora Bora, LLC, the Lenders from time to time party thereto and Deutsche Bank Trust Company Americas. The Land Loan was secured by the land on which WLV intends to construct Encore at Wynn Las Vegas. All collateral pledged in respect of the Land Loan was released on December 14, 2004.

Second Mortgage Notes

On December 14, 2004, WLV accepted for payment approximately $237.4 million in aggregate principal amount of the second mortgage notes validly tendered (and not validly withdrawn) in response to its offer to purchase and consent solicitation for any and all of the Issuers' outstanding 12% Second Mortgage Notes due 2010, issued under an Indenture, dated as of October 30, 2002 (the "SECOND MORTGAGE NOTES INDENTURE"), by and among the Issuers, the Initial Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee (the "SECOND MORTGAGE NOTES TRUSTEE").

On December 14, 2004, the Issuers entered into a Supplemental Indenture, dated as of December 14, 2004 (the "SUPPLEMENTAL INDENTURE"), with the Second Mortgage Notes Trustee. The Supplemental Indenture (i) eliminated substantially all of the restrictive covenants contained in the Second Mortgage Notes Indenture; (ii) eliminated certain events of default; and (iii) released the guarantees of the Registrant and certain of the Issuers' affiliates. The Supplemental Indenture is filed herewith as Exhibit 10.5 and incorporated herein by reference.

Also, on December 14, 2004, the Issuers effected a discharge of the Second Mortgage Notes Indenture and collateral documents related thereto. The Second Mortgage Notes remaining outstanding after the consummation of the tender offer and consent solicitation described above (approximately $10.1 million in aggregate principal amount) have been called for redemption on November 1, 2006, at a price of 112% of the principal amount, plus accrued and unpaid interest to the redemption date. In order to effect the satisfaction and discharge, the Issuers deposited in trust with the Second Mortgage Notes Trustee government securities with an aggregate face value of approximately $10.14 million (the amounts necessary to pay when due all interest payments and the redemption price on the redemption date), and additional funds to discharge amounts payable under the Second Mortgage Notes Indenture.

As a result of the satisfaction and discharge, the Issuers are not subject to any restrictive covenants under the Second Mortgage Notes Indenture, and the guarantees and collateral securing the Second Mortgage Notes were released.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 3.03         MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

The information set forth in Item 1.02 under the heading "Second Mortgage Notes" is incorporated herein by reference.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits:

          Exhibit
          Number          Description
          -------         -----------

            10.1 Indenture, dated as of December 14, 2004, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and U.S. Bank National Association, as trustee.

            10.2 Credit Agreement, dated as of December 14, 2004, among Wynn Las Vegas, LLC, Deutsche Bank Securities Inc., Deutsche Bank Trust Company Americas, Banc of America Securities LLC, Bank of America, N.A., Bear Stearns Corporate Lending Inc., Bear, Stearns & Co. Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Societe Generale and SG Americas Securities, LLC.

            10.3 Master Disbursement Agreement, dated as of December 14, 2004, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Deutsche Bank Trust Company Americas and U.S. Bank National Association.

            10.4 Intercreditor Agreement, dated as of December 14, 2004, among Deutsche Bank Trust Company Americas, as bank agent, Deutsche Bank Trust Company Americas, as collateral agent, and U.S. Bank National Association, as trustee.

            10.5 Supplemental Indenture, dated as of December 14, 2004, among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., the Guarantors set forth therein and Wells Fargo Bank, National Association, as trustee.

            99.1          Press Release, dated December 14, 2004, of Wynn
                          Resorts, Limited.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 16, 2004

                                                Wynn Resorts, Limited


                                                By: /s/ Marc Shorr
                                                    ---------------------------
                                                    Marc Shorr
                                                    Chief Operating Officer